EXHIBIT 16



LORD ABBETT MID-CAP VALUE FUND, INC.
   Post Effective Amendment No. 16


Results of a $1,000 investment reflecting the maximum sales charge and the reinvestment of all distributions:


                         PERIOD ENDING DECEMBER 31, 1996


  P(1+T)N = ERV,

      One                       Five                       Ten
      YEAR                      YEARS                      YEARS

     $1,143                    $1,803                      $2,911

    P = 1,000                 P = 1,000                  P = 1,000

      N = 1                     N = 5                      N = 10

    ERV = $1,143              ERV = $1,803               ERV = $2,911


                         T = Average annual total return


1,000 (1+T)1 = 1,000       (1+T)5  =  1,803           1000 (1+T)10 = 2,911


(1+T)  =   1,143           (1+T)5  =  1,803           (1+T)10     =  2,911
          -------                    -------                        ------
           1,000                      1,000                          1,000


(1+T)  =   1,143          (1+T)   =  [1,803].20       (1+T)   =     [2,911].10
          -------                    -------                        -------
           1,000                     [1,000]                        [1,000]

T     =   [1,143]-1         T   =    [1,803].20  -1    T     =  [2,911].10   -1
          -------                    -------                    -------
          [1,000]                    [1,000]                    [1,000]


 T    =   14.30 %            T  =     12.51 %          T     =     11.28%



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                                                              EXHIBIT 16


Calculation of yield appearing in the Statement of Additional Information for Lord Abbett Mid-Cap Value Fund, Inc.Post-Effective Amendment No. 16
 on Form N-1A.



                                  YIELD FORMULA

                                 For the 30 Days
                             ENDED DECEMBER 31, 1995

                         YIELD = 2[( A-B +1)6-1] = 0.99%
                                       cd

Where:         a    =    Fund dividends and interest earned during the period in
                         the amount of $475,455.

               b    =    Fund expenses accrued for the period (net of
                         reimbursements) in the amount of $250,734

               c    =    the average daily number of Fund shares outstanding
                         during the period that were entitled to receive
                         dividends were   19,376,987.

               d    =    the maximum offering price per Fund share on the last
                         day of the period was $14.10.